SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                                 January 4, 2006
                                (Date of report)


                             RESOLVE STAFFING, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


                Nevada                  0-29485                 33-0850639
--------------------------------------------------------------------------------
     (State of Incorporation)   (Commission File Number)     (IRS Employer ID)


                                 3235 Omni Drive
                              Cincinnati, OH 45245
                    (Address of Principal Executive Offices)

                                 (800) 894-4250
              (Registrant's telephone number, including area code)

ITEM 5. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 4, 2006, the board of directors of Resolve Staffing elected Steve Ludders to Executive VP, Chief operating Officer of the Company. Mr. Ludders was Regional Director and in charge of business development since joining Resolve. Mr. Ludders' experience includes a former VP of Strategic Planning with Interim Personnel, a $2 billion public staffing firm. Mr. Ludders is an MBA Thunderbird Graduate. Mr. Ludders is not party to any arrangement or understanding with any person pursuant to which Mr. Ludders was selected as an officer; nor is Mr. Ludders a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On January 4, 2006, the board of directors of Resolve Staffing elected Scott Horne to Executive VP, Chief Financial Officer of the Company. Mr. Horne was in charge of accounting since joining Resolve. Mr. Horne has extensive experience in finance and accounting for Human Resource Outsourcing companies, including being CFO of a national PEO. Mr. Horne graduated from Xavier University with an MBA in Finance. Mr. Horne is not party to any arrangement or understanding with any person pursuant to which Mr. Horne was selected as an officer; nor is Mr. Horne a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On January 4, 2006, the board of directors of Resolve Staffing elected Tom Lawry Controller, Treasurer of the Company. Mr. Lawry has extensive accounting experience in the staffing and PEO markets. Mr. Lawry is not party to any arrangement or understanding with any person pursuant to which Mr. Lawry was selected as an officer; nor is Mr. Lawry a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01.  Financial Statements and Exhibits.

      99.1  Press release dated January 4, 2006.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

RESOLVE STAFFING, INC.

By: /s/ Ronald Heineman
----------------------
CEO

Dated: January 4, 2006